Exhiibit 99.1

For more information, please contact:
Michael J. McCloskey
Executive Vice President,
Chief Operating Officer, and
General Counsel
(720) 932-4282
mmccloskey@uwbank.com

FOR IMMEDIATE RELEASE

UNITED WESTERN BANCORP, INC. ELECTS TO DEFER
INTEREST PAYMENTS ON THE COMPANY’S
TRUST PREFERRED JUNIOR SUBORDINATED DEBENTURES

Denver – April 5, 2010. United Western Bancorp, Inc. (NASDAQ: UWBK) (the “Company”) announced today that it has elected to defer regularly scheduled interest payments on all of the Company’s outstanding junior subordinated debentures, totaling approximately $30 million, relating to its trust preferred securities under Matrix Bancorp Capital Trust II, VI and VIII (the “Securities”) for a period of 20 consecutive quarters on each Security (the “Deferral Period”). The terms of the Securities and the indenture documents allow the Company to defer payments of interest for the Deferral Period without default or penalty. During the Deferral Period, the Company will continue to recognize interest expense associated with the Securities. Upon the expiration of the Deferral Period, all accrued and unpaid interest will be due and payable. During the Deferral Period, the Company is prevented from paying cash dividends to shareholders or repurchasing stock.

The election to defer interest payments on the junior subordinated debentures will allow the Company to maintain a stronger cash and liquidity position.

“In light of the challenging economy we are still currently experiencing, the Company has elected to exercise its right to defer interest payments on its trust preferred junior subordinated debt,” said Scot T. Wetzel, President and Chief Executive Officer for the Company. “This election of deferral is in the best long-term interest of our shareholders and will allow the Company to preserve liquidity in this challenging economic environment, and we can elect to end the deferral at any time,” continued Mr. Wetzel.

About United Western Bancorp, Inc.
Denver-based United Western Bancorp, Inc. is focused on developing its community-based banking network through its subsidiary, United Western Bank®, by strategically positioning branches across Colorado’s Front Range market and certain mountain communities. This area spans the eastern slope of the Rocky Mountains – from Pueblo to Fort Collins, and from metropolitan Denver to the Roaring Fork Valley. United Western Bank plans to grow its network to an estimated ten to twelve community bank locations over the next three to five years. In addition to community-based banking, United Western Bancorp, Inc. and its subsidiaries offer deposit services to institutional customers and custodial, administrative, and escrow services through its wholly owned subsidiary, UW Trust Company. For more information, please visit our web site at www.uwbancorp.com.

Forward-Looking Statements
This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties.  Forward-looking statements include thoseconcerning our cash and liquidity position. These statements often include terminology such as “may,” “will,” “expect,” “anticipate,” “predict,” “believe,” “plan,” “estimate,” “continue,” “could,” “should,” “would,” “intend,” “projects,” or the negative thereof or other variations thereon or comparable terminology and similar expressions.  As you consider forward-looking statements, you should understand that these statements are not guarantees of performance or results.  They involve risks, uncertainties and assumptions that could cause actual results to differ materially from those in the forward-looking statements.  These factors include, but are not limited to: the successful implementation of our community banking strategies; the ability to secure, timing of, and any conditions imposed thereon of any, regulatory approvals or consents for new branches or other contemplated actions; the availability of suitable and desirable locations for additional branches; the continuing strength of our existing business, which may be affected by various factors, including but not limited to interest rate fluctuations, level of delinquencies, defaults and prepayments, increased competitive challenges, and expanding product and pricing pressures among financial institutions; changes in financial market conditions, either internationally, nationally or locally in areas in which we conduct our operations, including without limitation, reduced rates of business formation and growth, commercial and residential real estate development, real estate prices and other recent problems in the commercial and residential real estate markets; demand for loan products and financial services; unprecedented fluctuations in markets for equity, fixed-income, commercial paper and other securities, including availability, market liquidity levels, and pricing; increases in the levels of losses, customer bankruptcies, claims and assessments; the extreme levels of volatility and limited credit currently being experienced in the financial markets; changes in political and economic conditions, including the economic effects of terrorist attacks against the United States and related events; legal and regulatory developments, such as changes in fiscal, monetary, regulatory, trade and tax policies and laws, including policies of the U.S. Department of Treasury and the Federal Reserve Board; our participation, or lack thereof, in governmental programs implemented under the Emergency Economic Stabilization Act (the “EESA”), including without limitation the Troubled Asset Relief Program (“TARP”), and the Capital Purchase Program (the “CPP”), and the impact of such programs and related regulations on our business and on international, national, and local economic and financial markets and conditions.

Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in forward-looking statements is contained in the “Risk Factors” section included in the Company’ Annual Report on Form 10-K filed March 15, 2010, and in the Company’s other periodic reports and filings with the Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release.

Any forward-looking statements made by the Company speak only as of the date on which the statements are made and are based on information known to the Company at that time. The Company does not intend to update or revise the forward-looking statements made in this press release after the date on which they are made to reflect subsequent events or circumstances, except as required by law.